EXHIBIT 21.1

SUBSIDIARIES OF THE COMPANY



Name of Subsidiary                               Jurisdiction of Organization
------------------                               ----------------------------

4net Software, Inc.                              Pennsylvania


4net Software, Inc.                              Delaware